Exhibit 1.1

AMERICAN GREETINGS CORPORATION

$225,000,000

7.375% Senior Notes due 2021

UNDERWRITING AGREEMENT

November 16, 2011

UNDERWRITING AGREEMENT

November 16, 2011

J.P. Morgan Securities LLC

      As Representative of the several

      Underwriters listed in Schedule A hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

American Greetings Corporation, an Ohio corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of $225,000,000 principal amount of its 7.375% Senior Notes due 2021 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined below) (the “Base Indenture”), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The net proceeds from the issuance of the Securities will be used primarily to purchase the Company’s 7.375% Senior Notes due 2016, and 7.375% Notes due 2016, pursuant to (i) the tender offers commenced on November 15, 2011 (the “Tender Offers”) and/or a (ii) redemption or other repurchase (collectively with the Tender Offers, the “Notes Repurchase”). The issuance, offer and sale of the Securities as contemplated herein and in the Disclosure Package (as defined below) and the use of the net proceeds therefrom, including the Notes Repurchase, and the other transactions contemplated herein are referred to herein as the “Transactions”.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-177986), dated November 15, 2011, under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective

Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at the Effective Time.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Securities, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Securities. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any base prospectus (whether or not in preliminary form) included in the Registration Statement furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Base Prospectus,” as used herein, means any such base prospectus and any base prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of the execution of this Agreement.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

“Issuer Free Writing Prospectus,” as used herein, means any issuer free writing prospectus, as defined in Rule 433 under the Act.

“Disclosure Package,” as used herein, means the Preliminary Prospectus, dated as of November 15, 2011, as the same may be amended or supplemented, together with any Issuer Free Writing Prospectuses listed on Schedule B hereto.

“Applicable Time,” as used herein, means 3:50 P.M., New York City time on the date of this Agreement, which is the time when sales of the Securities were first made.

Any reference herein to the Registration Statement, any Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, such Preliminary Prospectus, the Prospectus Supplement, the Prospectus or such Issuer Free Writing Prospectus, as the case may be, that are deemed to be incorporated by reference therein.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading; “affiliate” has the meaning set forth in Rule 405 under the Act; and “subsidiary” has the meaning set forth in Rule 405 under the Act. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective principal amount of Securities set forth opposite the name of such Underwriter in Schedule A annexed hereto at a price equal to 98.50% of the principal amount thereof plus accrued interest, if any, from November 30, 2011, to the Closing Date, as defined below.

2. Payment and Delivery. Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer against delivery of global notes representing the Securities to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on November 30, 2011 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Securities shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP at 1 Chase Manhattan Plaza, New York, New York 10005, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Securities.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities contemplated hereby have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, and at the time of purchase, will comply, in all material respects, with the requirements of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”); the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act) that has been filed with the Commission not earlier than three years prior to the date hereof; the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement or any post-effective amendment thereto; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement, as of the Effective Time and as of the date of any amendment thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, at the time it was filed with the Commission, complied in all material respects with the requirements of the Act, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Base Prospectus, as of its date and the date it was filed with the Commission, complied, in all material respects, with the requirements of the Act, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, at the Applicable Time and at the time of purchase, complied and will comply, in all material respects, with the requirements of the Act, and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the date of any amendment or supplement thereto and the time of purchase complied or, will comply, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; all disclosures contained or incorporated by reference in the Disclosure Package and Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Item 10 of Regulation S-K under the Act, to the extent applicable; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to (i) any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Prospectus Supplement, the Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus, any Prospectus Supplement, the Disclosure Package or such Issuer Free Writing Prospectus and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act; each Incorporated Document, at the time such document was or is filed with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply in all material respects, with the requirements of the Exchange Act and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than (i) the Preliminary Prospectuses and the Issuer Free Writing Prospectuses, if any, and (ii) a “written communication” (as defined in Rule 405 under the Act) not required to be filed with the Commission pursuant to Rule 433(d)(8)(i) under the Act, in each case approved in advance by the Representative; other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) or (b) of the Act or Rule 134 under the Act, (ii) a “written communication” (as defined in Rule 405 under the Act) not required to be filed with the Commission pursuant to Rule 433(d)(8)(i) under the Act used prior to the date hereof, or (iii) the Issuer Free Writing Prospectuses listed on Schedule B hereto, in each case approved in advance by the Representative. Each Issuer Free Writing Prospectus complied in all material respects with the Act, will be (within the time period specified in Rule 433 under the Act) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement;

(d) in accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”), the Securities have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(e) the Company has an authorized capitalization as of August 26, 2011 as set forth in the latest balance sheet included or incorporated by reference in the Disclosure Package and Prospectus;

(f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and Prospectus, to execute and deliver this Agreement, the Indenture and the Securities and to perform its respective obligations hereunder and thereunder, to issue, sell and deliver the Securities and to consummate the other Transactions as contemplated herein;

(g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or likely have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(h) the Company has no “significant subsidiaries” (as defined under Rule 1-02(w) of Regulation S-X under the Act) other than as set forth on Schedule 3(h) hereto (collectively, the “Subsidiaries”); each Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Prospectus, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims other than any security interest, other encumbrance or adverse claims under that certain Amended and Restated Credit Agreement, dated as of June 11, 2010 (the “Credit Agreement”), among the Company, various lending institutions party thereto, PNC Bank, National Association, as the Global Administrative Agent, as the Swing Line Lender, a LC Issuer and the Collateral Agent, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Co-Syndication Agents, KeyBank National Association and The Bank of Nova Scotia as Co-documentation Agents, and PNC Capital Markets LLC, as the Lead Arranger and Sole Bookrunner;

(i) the Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (collectively, the “Enforceability Exceptions”);

(j) the Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

(k) this Agreement has been duly authorized, executed and delivered by the Company;

(l) neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except, in the case of clauses (B) and (C), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m) the execution, delivery and performance of this Agreement, the Indenture and the Securities, the issuance and sale of the Securities and consummation of the Transactions does not and will not (i) violate the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied at the Closing Date as contemplated by the Disclosure Package and Prospectus, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary under any of the Agreements and Instruments or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company of this Agreement, the Indenture and the Securities, the issuance and sale of the Securities and the consummation of the Transactions, except for reporting obligations under the Exchange Act, such as have been or will be obtained or made on or prior to the Closing Date or such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

(n) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where any such failure to do so would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any license, authorization, consent or approval necessary to conduct their businesses or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(o) except as set forth in the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or, to the Company’s knowledge, any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which would not and is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby;

(p) Ernst & Young LLP, whose report on the consolidated financial statements of the Company is included or incorporated by reference in the Disclosure Package and Prospectus, are independent registered public accountants with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(q) the financial statements included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus are, in all material respects, accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company;

(r) subsequent to the date as of which information is given in the Disclosure Package, in each case excluding any amendments or supplements thereto made after the execution of this Agreement and through the Closing Date, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is not in the ordinary course of business and material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is not in the ordinary course of business and material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (vi) any change in the long-term debt of the Company or any Subsidiary, except in any case, as set forth in or contemplated by the Prospectus and the Disclosure Package;

(s) neither the Company nor any Subsidiary is, and after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in each of the Disclosure Package and the Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) (i) the Company and the Subsidiaries own, or have obtained or can acquire on terms reasonable to the Company, valid and enforceable licenses for, or other rights to use, all inventions, patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) described in the Disclosure Package and Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; (ii) to the knowledge of the Company, the Company and the Subsidiaries’ conduct of their respective businesses as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any person, except where such infringement, misappropriation or other violation would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have not received any written notice of any claim challenging the Company’s right to use any Intellectual Property, except to the extent such claims would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and the Subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except where such infringement, misappropriation or other violation would not, individually or in the aggregate, have a Material Adverse Effect;

(u) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (B) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(v) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to human health and safety with respect to Hazardous Materials or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(w) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;

(x) the Company and each of its consolidated subsidiaries, taken as a whole, maintain a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company and each of its consolidated subsidiaries, taken as a whole, maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in each of the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting;

(y) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information relating to the Company, including its consolidated subsidiaries, required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act; since the respective dates of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, except as disclosed in each of the Disclosure Package and the Prospectus, there have been no significant changes in the Company’s internal control over financial reporting that materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company, the Subsidiaries and the Company’s directors and officers (in their capacities as such) are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(z) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(aa) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(bb) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(cc) none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(dd) except as provided under the Credit Agreement, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(ee) nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects; and

(ff) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in each of the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

In addition, except as otherwise provided therein, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees (as to itself only) that:

(a) Such Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by such Underwriter with the Commission pursuant to Rule 433 under the Act, other than any Issuer Free Writing Prospectus listed on Schedule B hereto.

(b) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period (as defined below).

The term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Act, to file any Issuer Free Writing Prospectus (including the term sheet in the form of Annex I to Schedule B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request;

(b) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c) during the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, to furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and to not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects; provided, however, that with respect to any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall only be required to provided a copy of the proposed report prior to such filing without awaiting any objection from the Representative;

(d) (i) to deliver to the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (excluding any exhibits thereto), (ii) during the Prospectus Delivery Period, to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, without charge, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement, including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Act;

(e) to advise you promptly, confirming such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed (other than with respect to any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or of comments relating thereto or for additional information with respect thereto, (iv) or of notice of institution of proceedings pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities contemplated hereby, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or suspending the use of any Preliminary Prospectus or the Prospectus, (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities, to use its commercially reasonable efforts to obtain the lifting or removal of any such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing

(f) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Disclosure Package will comply with law;

(g) if during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (e) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(h) subject to Section 5(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act during the Prospectus Delivery Period; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing; and to promptly notify you of such filing;

(i) to pay the fees applicable to the Registration Statement in connection with the offering of the Securities within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act, and in any event prior to the Closing Date;

(j) to cause the Securities to be eligible for DTC “book-entry” transfer;

(k) to make generally available to its security holders, an earnings statement, which need not be audited, of the Company (which will satisfy the provisions of Section

11(a) of the Act and Rule 158 of the Commission promulgated thereunder) covering a period of twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Act) of the Registration Statement;

(l) to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(b) hereof;

(m) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Base Prospectus, each Preliminary Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the printing and delivery of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers in an amount not to exceed $7,500, (v) the fees and disbursements of the trustee for the Securities, (vi) the costs and expenses of the Company (but not the Underwriters) relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, 50% of the cost for any aircraft chartered in connection with the road show, and (vii) the performance of the Company’s other obligations hereunder;

(o) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus;

(q) during the period from the date hereof through and including the date that is 60 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year, other than debt securities exempted from registration under the Securities Act pursuant to Section 4(2) thereunder and issued in connection with the Company’s new World Headquarters; and

(r) not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

6. Reimbursement of Underwriters’ Expenses. If the Securities are not delivered due to any reason, other than following the termination of this Agreement pursuant to (i) clauses 2(A), (C), (D) or (E) of the second paragraph of Section 8 or (ii) Section 10, the Company shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company, of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase an opinion of Jones Day, counsel for the Company, addressed to the Underwriters, dated the time of purchase, and in form and substance reasonably satisfactory to the Representative.

(b) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriters in the forms satisfactory to the Representative, which letters shall cover, without limitation, the various financial disclosures contained in the Disclosure Package and the Prospectus.

(c) You shall have received at the time of purchase the favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated the time of purchase, in form and substance reasonably satisfactory to the Representative.

(d) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus or Issuer Free Writing Prospectus shall have been filed to which you shall have reasonably objected in writing.

(e) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act) and the fees applicable to the Registration Statement in connection with the offering of the Securities shall have been paid. Each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (to the extent required by Rule 433 under the Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(f) Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated by or be pending before or, to the Company’s knowledge, threatened by the Commission pursuant to Rule 401(g)(2) or under Section 8A, Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Issuer Free Writing Prospectuses, if any, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of any such Issuer Free Writing Prospectus, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g) The Company will, at the time of purchase, deliver to you a certificate of its Treasurer, dated the time of purchase in the form attached as Exhibit A hereto.

(h) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) under the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) The Company and the Trustee shall have executed and delivered the Indenture and the Underwriters shall have received copies thereof.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k) The Representative shall have received on or immediately prior to, and as of or as of a date immediately prior to, the Closing Date satisfactory evidence of the good standing of the Company and the domestic Subsidiaries in their respective jurisdictions of organization, and of the good standing of the Company in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Underwriters), this Agreement may be terminated by the Underwriters on notice in writing to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as set forth in the last paragraph of Section 8 hereof.

The documents required to be delivered by this Section 7 will be delivered at the office of counsel for the Underwriters on the Closing Date.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the discretion of the Representative, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis (economic, political, financial or otherwise), if the effect of any such event specified in clause (D) or (E), in the judgment of the Representative, is so materially adverse as to make it impractical or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package.

If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing. Such termination shall have the effect of terminating this Agreement in its entirety, except for the applicable provisions referenced in the following paragraph.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 6 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the officers and directors of any of the foregoing persons and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Disclosure Package, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission made in reliance upon and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors and officers who signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the same extent as the indemnity set forth in subsection (a) of this Section 9, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact made in reliance upon and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Disclosure Package.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party under subsection (a) or (b) of this Section 9, except to the extent such indemnifying party has been materially prejudiced by such failure; provided , further, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 9. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably acceptable to such indemnified party or parties to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 9 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have paid and reimbursed the indemnified party for all amounts not the subject of such good faith dispute and notified the indemnified party of such good faith dispute prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers who signed the Registration Statement or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Disclosure Package.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the

Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule A hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5(n) hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Information Furnished by the Underwriters. The statements set forth in the tenth paragraph under the caption “Underwriting” in the Prospectus Supplement, only insofar as such statements relate to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

12. Notices. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telecopied and confirmed in writing to c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212)-270-1063), Attention: Syndicated and Leveraged Finance and (ii) Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005 (fax number: 212-530-5219), Attention: Robert B. Williams, Esq.; and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to American Greetings Corporation, One American Road, Cleveland, Ohio 44144 (telephone: (216) 252-7300, fax (216) 252-6741), Attention: Catherine M. Kilbane, Esq., Senior Vice President, General Counsel and Secretary, with a copy to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114 (telephone: (216) 586-3939, fax (216) 579-0212), Attention: Michael J. Solecki, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

13. Governing Law; Construction. This Agreement and any claim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

19. Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours, American Greetings Corporation

By:	/s/ Gregory M. Steinberg
Name: Gregory M. Steinberg Title: Treasurer

J.P. MORGAN SECURITIES LLC

On behalf of itself and the several

Underwriters named in Schedule A hereto

By:	/s/ Meredith H. Hopson
Name: Meredith H. Hopson Title: Vice President

SCHEDULE A

Underwriter	Principal Amount of Securities
J.P. MORGAN SECURITIES LLC	$112,500,000
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	49,500,000
KEYBANC CAPITAL MARKETS INC.	18,000,000
PNC CAPITAL MARKETS LLC	14,625,000
SCOTIA CAPITAL (USA) INC.	14,625,000
MITSUBISHI UFJ SECURITIES (USA), INC.	7,875,000
RBS SECURITIES INC.	7,875,000

Total	$225,000,000

SCHEDULE B

The Pricing Term Sheet attached hereto as Annex I.

SCHEDULE 3(h)

AMERICAN GREETINGS CORPORATION

Significant Subsidiaries

Subsidiary	State / Jurisdiction of Incorporation

AGC Funding Corporation	Delaware

A.G.C. Investments, Inc.	Delaware

AG Interactive, Inc.	Delaware

Carlton Cards Limited	Canada

Papyrus-Recycled Greetings, Inc.	Illinois

UK Greetings Limited	United Kingdom

EXHIBIT A

OFFICER’S CERTIFICATE

The undersigned, Gregory M. Steinberg, Treasurer, of American Greetings Corporation, an Ohio corporation (the “Company”), on behalf of the Company, does hereby certify pursuant to Section 7(g) of that certain Underwriting Agreement dated November [ ], 2011 (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein, J.P. Morgan Securities LLC and [            ], that as of November [ ], 2011:

1.	He has reviewed the Registration Statement, the Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in Section 7 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

A-1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this November [ ], 2011.

Name: Gregory M. Steinberg Title: Treasurer